UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2022
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 25, 2022 (the “Closing Date”), Tribute Rail LLC, a Delaware limited liability company (“Tribute Rail”), issued (i) an aggregate principal amount of $290.0 million of Tribute Rail’s Series 2022-1 Class A Green Secured Railcar Equipment Notes (the “Class A Notes”) and (ii) an aggregate principal amount of $37.0 million of Tribute Rail’s Series 2022-1 Class B Green Secured Railcar Equipment Notes (the “Class B Notes”) (the Class A Notes and the Class B Notes are, collectively, the “Notes”). The Notes were issued pursuant to a Master Indenture, dated as of the Closing Date (the “Indenture”) between Tribute Rail and U.S. Bank Trust Company, National Association, as indenture trustee, as supplemented by a Series 2022-1 Supplement dated as of the Closing Date. The Class A Notes will bear interest at a fixed rate of 4.76%, will be payable monthly, and will have a stated final maturity date of May 17, 2052. The Class B Notes will bear interest at a fixed rate of 5.75%, will be payable monthly, and will have a stated final maturity date of May 17, 2052.
Tribute Rail is a wholly-owned subsidiary of Tribute Rail Holdings LLC (“Tribute Holdings”); Tribute Holdings is a wholly-owned subsidiary of TRIP Rail Holdings LLC (“TRIP Holdings”); the equity members of TRIP Holdings are Trinity Industries Leasing Company (“TILC”) (owner of 42.6% of the equity interests) and other investors. Concurrently, Tribute Holdings purchased Tribute Rail’s Series 2022-1 Class E Certificates (the “Class E Certificates”). TILC is a wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”).
The Notes and the Class E Certificates are obligations of Tribute Rail only. The Notes and the Class E Certificates are secured by approximately 6,466 railcars and operating leases thereon (the “Railcar Portfolio”).
Tribute Rail used the proceeds from the sale of the Notes and the Class E Certificates to purchase the Railcar Portfolio and other assets from TRIP Railcar Co., LLC (“TRIP Railcar”), a wholly-owned subsidiary of TRIP Holdings, pursuant to a Purchase and Sale Agreement dated the Closing Date, by and among TRIP Holdings, Tribute Holdings, TRIP Railcar, and Tribute Rail (the “Purchase Agreement”).
TRIP Railcar used the proceeds from the sale of the Railcar Portfolio to Tribute Rail to repay in full all amounts currently outstanding under its Term Loan Agreement dated May 18, 2021 (the “Loan Agreement”) among TRIP Railcar, as borrower, TILC, TRIP Holdings, the lenders party thereto (the “Lenders”), Credit Suisse AG, New York Branch, as agent for the Lenders, and U.S. Bank National Association, as collateral agent and depositary. As of the Closing Date, the amount outstanding under the Loan Agreement was approximately $319.4 million.
The Notes were offered and sold in a private placement solely to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons who are not U.S. persons in offers and sales that occurred outside the United States in reliance on Regulation S under the Securities Act, pursuant a note purchase agreement as described in the Company's Form 8-K filed May 23, 2022.
While the stated final maturity of the Notes is May 17, 2052, cash flow from the assets of Tribute Rail will be applied, pursuant to the payment priority of the Indenture, so as to amortize the Notes to achieve monthly targeted principal balances. If the cash flow assumptions used in determining the targeted balances are met, it is anticipated that the Notes will be repaid well in advance of their stated final maturity date. There can be no assurance, however, that such cash flow assumptions will be realized. In addition, the Notes may be subject to acceleration upon the occurrence of certain events of default under the Indenture, including a failure to pay interest on the Notes, and a failure of the Notes to amortize to the extent that, over time, the outstanding principal balance of the Notes was to eventually exceed the sum of the depreciated value of the Railcar Portfolio and the amounts on deposit in certain accounts of Tribute Rail. The decision whether to accelerate or exercise other remedies against Tribute Rail and its assets will be under the control of holders representing a majority of the senior class of the outstanding principal balance of the applicable Notes issued on the Closing Date together with any subsequent issuances of notes under the Indenture and, after payment in full of all of such notes, holders representing a majority of the outstanding principal balance of the Class E Certificates.
As noted above, the Notes and the Class E Certificates are solely the obligations of Tribute Rail. TILC has, however, entered into certain agreements relating to the management and servicing of Tribute Rail’s assets. These agreements contain certain representations, undertakings and indemnities customary for service providers in transactions of this type.
The foregoing descriptions of the Indenture, the Series 2022-1 Supplement, and the Purchase Agreement are summaries and are qualified in their entirety by the terms of the Indenture, the Series 2022-1 Supplement, and the Purchase Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference as though fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

NO.	DESCRIPTION
10.1	Master Indenture dated May 25, 2022, by and between Tribute Rail LLC and U.S. Bank Trust Company, National Association as Indenture Trustee
10.2	Series 2022-1 Supplement dated May 25, 2022, by and between Tribute Rail LLC and U.S. Bank Trust Company, National Association
10.3	Purchase and Sale Agreement dated May 25, 2022, by and among TRIP Rail Holdings LLC, Tribute Rail Holdings LLC, TRIP Railcar Co., LLC, and Tribute Rail LLC
101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 31, 2022	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer